Exhibit 10.57
SLEEP NUMBER
PROFIT SHARING AND 401(K) PLAN
(2022 Restatement)

Fourth Declaration of Amendment

Pursuant to Section 11.2 of the “Sleep Number Profit Sharing and 401(k) Plan - 2022 Restatement” (the “Plan”), the undersigned amends the Plan as set forth below.

1.Section 3.4 is amended, effective as of October 10, 2025, to read as follows:

(a)Subject to the other provisions of this Section 3.4 and the limitations described in Article 9, the Participating Employer of an eligible Active Participant will make a Matching Contribution relative to an Active Participant’s 401(k) Contributions and Roth 401(k) Contributions (which may include Catch-Up Contributions) prior to October 10, 2025, on behalf of the Active Participant for a Plan Year in an amount equal to one hundred percent (100%) of the amount of the Active Participant’s 401(k) Contributions and Roth 401(k) Contributions (which may include Catch-Up Contributions) for each payroll period up to four percent (4%) of the Participant’s Eligible Earnings for such payroll period. It is intended that such Matching Contributions will be used by the Participating Employer to satisfy the safe harbor provisions of Code sections 401(k)(12) and 401(m)(11) (a safe harbor enhanced matching formula). For Plan Years commencing after December 31, 2025, a Participating Employer subject to the other provisions of this Section 3.4 and the limitations described in Article 9, may, in its sole discretion, and in place of contributing safe harbor matching contributions, make Matching Contributions on behalf of each Active Participant. Matching Contributions may, as specified by the Participating Employer, be either (i) a dollar amount or (ii) a percentage of all or a portion of the 401(k) Contributions and Roth 401(k) Contributions made by the Active Participant for the Plan Year (or any period within the Plan Year) following his or her entry into the Plan as a Participant for the purpose of sharing in Matching Contributions. If the Participating Employer decides to make a Matching Contribution for a Plan Year the Participating Employer will specify either (i) the dollar amount of the Matching Contribution (which may be different for eligible Active Participants who are Highly Compensated Employees and eligible Active Participants who are not) or (ii) the Matching Contribution percentage and the portion of an eligible Active Participant’s 401(k) Contributions and Roth 401(k) Contributions (and/or Catch-Up Contributions) to which the specified percentage applies (which may be different for eligible Active Participants who are Highly Compensated Employees and eligible Active Participants who are not). The Participating Employer will also specify the period (or periods) during

Exhibit 10.57
such Plan Year to which the specified Matching Contribution relates. To be eligible to receive the Participating Employer’s Matching Contribution made for a given payroll period (if any is made) the Participant must have received Eligible Earnings for the payroll period from the Participating Employer and made 401(k) Contributions or Roth 401(k) Contributions during such payroll period.

(b)Subject to the other provisions of this Section 3.4 and the limitations described in Article 9, if, as of the end of a Plan Year, the aggregate amount of Matching Contributions made on behalf of an Active Participant is less than the Matching Contributions specified under Subsection (a) for the entire Plan Year, the Participating Employer may, in its sole discretion, make an additional Matching Contribution on behalf of each such Active Participant in an amount not exceeding the difference. To be eligible to share in such additional Matching Contribution the Participant must either:

(i)be employed with an Affiliated Organization as a Qualified Employee on either active status, on a paid leave of absence or on a leave of absence pursuant to the Family and Medical Leave Act of 1993 on the last day of the Plan Year or

(ii)have terminated employment during the Plan Year -

(1)on or after attaining his or her Normal Retirement Age,
(2)on account of his or her death or
(3)on account of his or her becoming Disabled;

provided, that this condition will be applied only once with respect to a Participant, such sole application being made for the Plan Year during which this clause (ii) first applies and the condition under clause (i) is not satisfied.

(c)A Participating Employer’s Matching Contributions for a Plan Year (if any) will be paid to the Trustee on such date or dates during or following such Plan Year as the Participating Employer may elect but in no case more than 12 months after the end of the Plan Year. Except as allowed in Treasury Regulations, Matching Contributions will not be paid to the Trustee prior to the date the Active Participant performs the services with respect to which the Matching Contribution relates.

(d)No Matching Contribution will be made with respect to any portion of a Participant’s 401(k) Contributions and/or Roth 401(k) Contributions returned to the Participant pursuant to Article 9. For this purpose, 401(k) Contributions and Roth 401(k) Contributions with respect to which no Matching Contributions are made for a Plan Year will be deemed to be the

Exhibit 10.57
first such contributions returned to the Participant. If the Administrator determines that Matching Contributions that have been added to a Participant’s Account should not have been added by reason of this Subsection, the contributions, increased by Fund earnings or decreased by Fund losses attributable to the contributions, as determined under Section 9.3, will be subtracted from the Account as soon as administratively practicable after the determination is made and will be applied to satisfy the contribution obligations of the Participating Employer that made the excess contributions for the Plan Year for which the excess contributions were made. If, because of the passage of time, the excess cannot be applied in this way, the excess will be allocated in the discretion of the Administrator:

(i)among the Matching Contribution Accounts of all Participants who made 401(k) Contributions and/or Roth 401(k) Contributions for the Plan Year as Qualified Employees of the Participating Employer in proportion to such 401(k) Contributions and Roth 401(k) Contributions up to six percent (6%) of the Participant’s Eligible Earnings for the Plan Year; or

(ii)as a corrective contribution pursuant to Section 3.7.

(e)Notwithstanding any other provision of this Section to the contrary, a Participant covered by a collective bargaining agreement between his or her bargaining representative and a Participating Employer is eligible for Matching Contributions only if and to the extent provided in the collective bargaining agreement.

(f)Participating Employers will make Matching Contributions for each Plan Year on behalf of each Active Participant who makes a Catch Up Contribution in accordance with the formula and provisions set forth in Subsections (a) and (b).

(g)Matching Contributions are made to the profit sharing portion of the Plan; any amounts invested in the Company Stock Fund are transferred from the profit sharing portion of the Plan to the stock bonus portion of the Plan and considered part of the Participant’s ESOP Account.

2.Section 3.7 is amended, effective as of October 10, 2025, to read as follows:

(a)For any Plan Year, a Participating Employer may, but is not required to, contribute on behalf of Active Participants who are not Highly Compensated Employees, or any group of such Participants identified by the Administrator, such amounts as the Participating Employer deems advisable to assist the Plan in satisfying the requirements of Section 9.2 or

Exhibit 10.57
Section 9.3 or any other requirement under the Code or Treasury Regulations for the Plan Year.

(b)A Participating Employer may designate any contributions as “qualified nonelective contributions” or “qualified matching contributions” for purposes of satisfying the ADP test described in Section 9.2 or the ACP test described in Section 9.3 if the contributions meet all of the requirements of Treasury Regulation section 1.401(k)-2(a)(6). “Qualified matching contribution” means a matching contribution that is 100 percent (100%) vested when made and that may be withdrawn or distributed only under the conditions described in Treasury Regulation section 1.401(k)-1(d). “Qualified nonelective contribution” means a nonelective contribution that is 100 percent (100%) vested when made and that may be withdrawn or distributed only under the conditions described in Treasury Regulation section 1.401(k)-1(d). Pursuant to Treasury Regulations, the Plan Administrator may use “qualified nonelective contributions” or “qualified matching contributions” or both in satisfying the requirements of Section 9.2 or Section 9.3 for a Plan Year.

(c)Contributions pursuant to this Section will be allocated in accordance with one or more of the following clauses, as determined by the Administrator.
(i)“Qualified matching contributions” are allocated among the Accounts of the Participants eligible to share in the allocation who made 401(k) Contributions and/or Roth 401(k) Contributions for the Plan Year in proportion to such 401(k) Contributions and/or Roth 401(k) Contributions up to five percent (5%) of the Participant’s Eligible Earnings for the Plan Year.

(ii)“Qualified nonelective contributions” are allocated among the Accounts of the Participants eligible to share in the allocation in proportion to their respective Eligible Earnings from the Participating Employer for the Plan Year up to five percent (5%) of the Participant’s Eligible Earnings for the Plan Year or, if greater, two times the Plan’s “representative contribution rate” (as defined in Treas. Reg. §1.401(k)-2(a)(6)) for non-highly compensated Employees.

(d)Contributions pursuant to this Section which are used to satisfy the requirements of Section 9.2 or Section 9.3 will be paid to the Trustee no later than twelve (12) months after the end of the Plan Year to which such contributions relate (except as otherwise allowed under Treasury Regulations) and will be added to a separate sub-account with respect to which gains, losses, withdrawals and other credits or charges are

Exhibit 10.57
separately allocated on a reasonable and consistent basis pursuant to Section 4.2.

(e)Corrective contributions made pursuant to this Section 3.7 are made to the profit sharing portion of the Plan. Any amounts invested in the Company Stock Fund are transferred from the profit sharing portion of the Plan to the stock bonus portion of the Plan and considered part of the Participant’s ESOP Account.

3.Section 4.1(a)(iii) is amended, effective as of October 10, 2025, to read as follows:

A Matching Contribution Account, to which there will be added any Matching Contributions made on the Participant’s behalf together with a sub-account established and maintained for a Participant in connection with any Matching Contributions made prior to October 10, 2025, for purposes of satisfying the designed-based safe harbor alternative described in Code section 401(k)(12) and/or the designed-based safe harbor alternative described in Code section 401(m)(11) (a “Safe Harbor Matching Sub-Account”);

4.Section 7.1(b) is amended, effective as of October 10, 2025, to read as follows:

A Participant always has a fully vested non-forfeitable interest in his or her Safe Harbor Matching Sub-Account established and maintained for the Participant in connection with any Matching Contributions made prior to October 10, 2025, for purposes of satisfying the designed-based safe harbor alternative described in Code section 401(k)(12) and/or the designed-based safe harbor alternative described in Code section 401(m)(11).

5.Section 9.2 is amended, effective as of October 10, 2025, to read as follows:

9.2. Actual Deferral Percentage Limitations.

(a)Each Plan Year, the Plan will satisfy the requirements of Code section 401(k)(3) by satisfying the actual deferral percentage (“ADP”) test described in Treasury Regulation section 1.401(k)-2 using the current year testing method described in such section.

(b)To the extent deemed advisable by the Administrator to comply with Code section 401(k)(3), the Administrator may, in accordance with Plan Rules, prospectively decrease a Participant’s 401(k) Contributions and/or Roth 401(k) Contributions.

(c)If, for any Plan Year, the requirements of Subsection (a) are not satisfied, the Administrator will determine the amount by which 401(k) Contributions and Roth 401(k) Contributions made by each Highly Compensated Employee for the Plan Year exceeds the permissible amount

Exhibit 10.57
as determined under Subsection (a). The determination will be made in accordance with Treasury Regulation section 1.401(k)-2(b)(2).

(d)The amount of excess 401(k) Contributions determined in accordance with Subsection (c), increased by Fund earnings or decreased by Fund losses attributable to such excess as determined in accordance with Treasury Regulation section 1.401(k)-2(b)(2), will be distributed to affected Highly Compensated Employees, at such time as the Administrator specifies on or following the last day of the Plan Year for which the determination is made, but in no case later than the last day of the following Plan Year. The amount to be distributed with respect to any Plan Year will be reduced by the portion of the amount, if any, distributed pursuant to Section 9.1 that is attributable to 401(k) Contributions and Roth 401(k) Contributions that relate to such Plan Year, determined by assuming that 401(k) Contributions and Roth 401(k) Contributions in excess of the limitation described in Section 9.1 for a given taxable year are the first contributions made for a Plan Year falling within such taxable year.

(e)To the extent required or permitted by Treasury Regulations, the Administrator will or may, as the case may be, apply the limitation described in this Section separately to each group of eligible employees who are included in a unit of Employees covered by a collective bargaining agreement.

(f)If the Administrator elects to apply Code section 410(b)(4)(B) in determining whether the Plan satisfies the ADP test for a Plan Year, all eligible employees who have not met either the minimum age and/or minimum service requirements of Code section 410(a)(l )(A) will be considered separately in accordance with the ADP test.

6.Section 9.3 is amended, effective as of October 10, 2025, to read as follows:

9.3 Actual Contribution Percentage Limitations.

(a)For each Plan Year, the Plan will satisfy the requirements of Code section 401(m)(2) by satisfying the actual contribution percentage (“ACP”) test described in Treasury Regulation section 1.401(m)-2 using the current year testing method described in such section.

(b)If, for any Plan Year, the requirements of Subsection (a) are not satisfied, the Administrator will determine the amount by which Matching Contributions made on behalf of each Highly Compensated Employee for the Plan Year exceeds the permissible amount as determined under Subsection (a), such determination being made in accordance with in accordance with Treasury Regulation section 1.401(m)-2(b)(2).

Exhibit 10.57
(c)The amount of excess Matching Contributions determined in accordance with Subsection (b), increased by Fund earnings or decreased by Fund losses attributable to such excess as determined in accordance with Treasury Regulation section 1.401(m)-2(b)(2), will be distributed to affected Highly Compensated Employees at such time as the Administrator specifies on or following the last day of the Plan Year for which the determination is made, but in no case later than the last day of the following Plan Year; provided, however, that to the extent the excess Matching Contributions would not be fully vested if retained in the Plan, such excess will be forfeited rather than distributed, and any such forfeitures will be applied as provided in Section 3.4(d).

(d)To the extent provided in Treasury Regulations, the limitations described in this Section do not apply to any group of eligible employees who are included in a unit of Employees covered by a collective bargaining agreement.

(e)If the Administrator elects to apply Code section 410(b)(4)(B) in determining whether the Plan satisfies the ACP test for any Plan Year, all eligible employees who have not met either the minimum age and/or minimum service requirements of Code section 410(a)(l) (A) will be considered separately in accordance with the ACP test.

7.Article 14 is amended, effective as of October 10, 2025, to read as follows:

Safe Harbor Matching Sub-Account. The “Safe Harbor Matching Sub-Account” is the sub-account established for safe harbor matching contributions made by a Participating Employer to an eligible Active Employee prior to October 10, 2025.

The undersigned has caused this instrument to be executed by its duly authorized officer this 10 day of October, 2025.

SLEEP NUMBER CORPORATION

By: /s/ Christopher Krusmark
Its: Chief Retail and People Officer